UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                     FORM 8K-A
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (Date of earliest event reported): December 26, 2001

                              stereoscape.com, inc.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



             NEVADA                    O-25037           06-1469654
   (STATE OR JURISDICTION           (COMMISSION         (IRS EMPLOYER
       OF INCORPORATION)            FILE NUMBER)      IDENTIFICATION NO.)


      704 GINESI DRIVE, MORGANVILLE, NEW JERSEY           07751
      ------------------------------------------          -----
      (Address of principal executive offices)         (zip code)


       Registrant's telephone number, including area code: (732) 617-8600

Item 4.  Changes in Registrant's Certifying Accountant

     a. Effective December 26, 2001, the Company's certifying accountants, Ehrenkrantz, Sterling & Co., LLC Certified Public Accountants and Consultants ("ESC") resigned its services as certifying accountant stating stereoscape.com's failure to pay its invoices on a timely basis as its sole reason. ESC's report on the Company's financial statements for the fiscal years ended December 31, 1999, and 2000, contained no adverse opinions or disclaimer of opinions, and was not qualified as to audit scope or accounting principles. The 1999 report was however qualified as to uncertainties. As required by applicable rules of the Securities and Exchange Commission, the Company notified ESC that during the two most recent fiscal years and the interim period from December 31, 2000 through December 26, 2001 the Company was unaware of any disputes between the Company and ESC as to matters of accounting principles or practices, financial statement disclosure, or audit scope of procedure, which disagreements, if not resolved to the satisfaction of ESC, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports and requested ESC to confirm this, a copy of which is attached hereto.

     b. Effective December 30, 2001, the Company resolved its payment terms with ESC, and re-engaged ESC as its principle accountants. During the most recent fiscal year end and the subsequent interim periods to the date hereof, the Company did consult Ehrenkrantz, as they were also the prior accountants, regarding any of the matters or events set forth in item 304 (a)(2) and (i) and
(ii) of Regulation S-B.

                                    SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf the undersigned thereunto duly authorized




                              stereoscape.com, inc.
                                   (Registrant)




Date:    February 25, 2002                       By:/s/ Mario A. Bassani
                                                    --------------------
                                                    Mario A. Bassani
                                                    Chairman


Date:    February 25, 2002                       By:/s/ Steven Wise
                                                    ---------------
                                                    Steven Wise
                                                    Director

Date:    February 25, 2002                       By:/s/ Gary Hyman
                                                    -------------------------
                                                    Gary Hyman
                                                    Chief Financial Officer
                                                    Director